      As filed with the Securities and Exchange Commission on February 5, 1999
                                        Registration Statement No. 333-________

                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM S-8

                               Registration Statement
                          Under The Securities Act of 1933


                       LEVEL ONE COMMUNICATIONS, INCORPORATED
               ------------------------------------------------------
               (Exact name of Registrant as specified in its charter)


               DELAWARE                                 33-0128224
    -------------------------------                -------------------
    (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                 Identification No.)


                                  9750 GOETHE ROAD
                            SACRAMENTO, CALIFORNIA 95827
                      ----------------------------------------
                      (Address of Principal Executive Offices)


                               1993 STOCK OPTION PLAN
                             -------------------------
                             (Full Title of the Plan)

                                    JOHN KEHOE
                 SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       LEVEL ONE COMMUNICATIONS, INCORPORATED
                                  9750 GOETHE ROAD
                            SACRAMENTO, CALIFORNIA 95827
                                   (916) 855-5000
------------------------------------------------------------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                      Copy to:
                               GILLES S. ATTIA, ESQ.
                                 GRAHAM & JAMES LLP
                            400 CAPITOL MALL, 24TH FLOOR
                         SACRAMENTO, CALIFORNIA 95814-4411

                          CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                  PROPOSED
                                                  MAXIMUM         PROPOSED MAXIMUM
  TITLE OF SECURITIES          AMOUNT TO BE    OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
   TO BE REGISTERED             REGISTERED       PER SHARE(2)         PRICE (2)       REGISTRATION FEE
  -------------------          ------------    --------------    ------------------   ----------------
  Common Stock, no par          1,750,000      $ 39.50            $  69,125,000        $  19,216.75
  value, $0.001 per share (1)
------------------------------------------------------------------------------------------------------

(1) The shares covered by this Registration Statement represent the shares of Common Stock which have become available for issuance under the Registrant's 1993 Stock Option Plan as a result of an amendment increasing the number of shares reserved for issuance under such Stock plan approved by the stockolders at the Registrant's Annual Meeting of Stockholders held on August 12, 1998.

(2) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 29, 1999.

                       STATEMENT UNDER GENERAL INSTRUCTION E
                       REGISTRATION OF ADDITIONAL SECURITIES

     The contents of the Registration Statement on Form S-8 (Commission File No. 33-72398) are incorporated by reference herein. The purpose of this filing is to register 1,750,000 additional shares of the Common Stock of Registrant under the Securities Act of 1933 reserved for issuance under Registrant's
1993 Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997, filed pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 29, 1998, filed pursuant to the reporting requirements of the Exchange Act;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 28, 1998, filed pursuant to the reporting requirements of the Exchange Act;

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 27, 1998, as amended on December 16, 1998, filed pursuant to the reporting requirements of the Exchange Act;

     (e) The Registrant's Current Report on Form 8-K, filed with the Commission on July 17, 1998, as amended on September 21, 1998, October 7, 1998 and December 16, 1998, pursuant to the reporting requirements of the Exchange Act;

     (f) The Registrant's Current Report on Form 8-K, filed with the Commission on November 20, 1998, pursuant to the reporting requirements of the Exchange Act;

     (g)  The Registrant's Current Report on Form 8-K, filed with the
     Commission on December 9, 1998, as amended on February 3, 1999, pursuant to the reporting requirements of the Exchange Act; and

     (h) The description of the Registrant's Common Stock contained in Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed with the Commission on July 9, 1993, pursuant to the registration requirements of the Exchange Act.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.        EXHIBITS.

  Exhibit             Description of Document
  Number
    5.1     Opinion of Counsel as to legality of securities being registered.

   23.1     Consent of Independent Public Accountants.

   23.2     Consent of Counsel (included in Exhibit 5.1).

   24.1     Power of Attorney (included on signature page).

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 3rd day of February, 1999.

                                   LEVEL ONE COMMUNICATIONS, INCORPORATED

                                   BY: /s/ Robert S. Pepper
                                      -----------------------------------
                                          Robert S. Pepper, Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Pepper and John Kehoe, jointly and severally, as such person's attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on the 3rd day of February, 1999 in the capacities indicated.

            SIGNATURES                           TITLE
            ----------                           -----
/s/ Robert S. Pepper
------------------------           President, Chief Executive
 Robert S. Pepper, Ph.D.           Officer and Chairman of the
                                   Board (Principal Executive
                                   Officer)

/s/ John Kehoe
------------------------           Senior Vice President and Chief
 John Kehoe                        Financial Officer (Principal
                                   Financial Officer)

/s/ Thomas J. Connors
------------------------
 Thomas J. Connors                 Director

/s/ Paul Gray
------------------------
 Paul Gray, Ph.D.                  Director

/s/ Martin Jurick
------------------------
 Martin Jurick                     Director

/s/ Henry Kressel
------------------------
 Henry Kressel                     Director

/s/ Joseph P. Landy
------------------------
 Joseph P. Landy                   Director

/s/ Kenneth A. Pickar
------------------------
 Kenneth A. Pickar                 Director

                             INDEX TO EXHIBITS

  Exhibit
  Number                   Description of Document               Page Number
  -------                  -----------------------               -----------
    5.1     Opinion of Counsel as to legality of securities
            being registered.

   23.1     Consent of Independent Public Accountants.

   23.2     Consent of Counsel (included in Exhibit 5.1).

   24.1     Power of Attorney (included on signature page).